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                                                                 Exhibit 10.28


                                RENTAL AGREEMENT

         THIS RENTAL AGREEMENT ("Agreement") is dated as of September 6, 1999 by and between the Porter Family Trust ("Landlord"), and MONTEREY PASTA COMPANY, a Delaware corporation ("Tenant").

                                   WITNESSETH

         THAT IN CONSIDERATION of the covenants, promises and agreements herein contained, said parties do hereby covenant, promise and agree to, and with each other, as follows:

         1. PREMISES. Said Landlord does hereby let unto the Tenant, and said Tenant does hereby hire and take of, the said Landlord for the term herein specified, that certain real property and building, situated in the City of Gonzales, County of Monterey, State of California, designated as a portion of a building particularly described as an approximately 27,650 square foot unit located at 33155 Gloria Road Gonzales, CA 93926-9401 ("Premises"). The property included as part of the Agreement consists of approximately 17,100 square feet of refrigerated storage space, 10,300 square feet of open dock space, and an office of approximately 250 square feet referred to as the "scale office space."

         2. TERM. The period of the Agreement shall be from September 13, 1999 until November 30, 1999 ("Term").

         3. EXTENSION. The Landlord reserves the right to extend this Agreement for additional 30-day periods at its sole option if the Tenant wishes to continue to occupy the premises subsequent to November 30, 1999. Said extension will be at the rate of $8,000 per 30-day period.

         4. RENTAL. Tenant agree to pay Landlord, as rental for said premises the following sums in lawful money of the United States:

         A. The sum of Sixteen Thousand Dollars ($16,000.00) upon execution of this Agreement by both parties, which shall represent rent for the first sixty
(60) days of the Agreement term.

         B. The remainder of the Agreement term and any extensions shall be paid at the rate of Two Hundred Sixty-six and 67/100 Dollars ($266.67) per day effective and due on November 12, 1999, and calculated based on anticipated date for surrender of premises.

         5. UTILITIES. Tenant shall pay for all services and utilities.

         6. PROPERTY TAXES. Landlord shall pay all property taxes.


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         7.   CONDITION OF PREMISES.

         A. "AS-IS" CONDITION. Tenant accepts the Premises in their "AS-IS" condition existing as of the date of this Agreement and without provision by Landlord of any tenant improvement allowance to Tenant; provided, however, that Landlord represents and warrants to Tenant that (i) to the best of Landlord's actual knowledge, as of the date hereof, all building systems, refrigeration systems, HVAC systems, wiring and plumbing serving the Premises are in good order and repair, and (ii) as of the date hereof, Landlord has no actual knowledge of any non-compliance of the Premises with ADA Requirements or other applicable laws. Except to the limited extent otherwise provided in this Agreement, Tenant acknowledges that no representations have been made to Tenant by Landlord nor by any agent thereof respecting the condition of the Premises and the acceptance of possession by Tenant shall evidence Tenant's agreement that the Premises are in good and tenantable condition.

         B. ALTERATIONS. Any alterations or modifications to the Premises shall be at the sole cost and expense of Tenant and shall be subject to the approval of Landlord. The Tenant has specific approval to install rollup doors, in "space 1" and "space 3" upon occupation of Premises, and a motion detection security system in all refrigeration space.

         8. ASSIGNMENT OR SUBLETTING. Tenant shall not assign or sublet this Agreement or any part thereof without the written consent of Landlord.

         9. REPAIRS AND MAINTENANCE. Landlord shall maintain outside of building premises, all roofs and external walls. Tenant shall maintain interior of building.

         10. ENTRY BY OWNER. Tenant shall permit Landlord and its agents to enter into and upon said Premises at all reasonable times for the purpose of inspection or for the purpose of posting legal notices.

         11. SECURITY. Those parties and representatives of parties described on Exhibit A shall have access to the Premises for purposes related to the ongoing operations of Tenant. This access shall be limited only to the space described as Premises in Article 1.

         12. LANDLORD'S REPRESENTATIONS AND WARRANTIES. Landlord represents and warrants that (i) there are no other understandings or agreements with respect to the subject matter of the Agreement; (ii) Landlord is the owner and holder of the entire Agreement estate under the Agreement, free and clear of any interest of any third parties other than Landlord and the rights of other subtenants.


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         13.  NOTICES.

         (a)      A copy of notices to the Landlord shall be addressed to:

                  Shirley Porter
                  C/o Porter Family Trust
                  Post Office Box 93910
                  Pasadena, CA  91109
                  Phone: (626) 795-4411
                  Fax: (626) 568-3702

                  (b) A copy of notices to the Tenant shall be addressed to:

                  Monterey Pasta Company
                  1528 Moffett Street
                  Salinas, CA  93905
                  Attn:  Pete Klein
                  Phone: (831) 753-6262 Ext. 129
                  Fax:   (408) 753-6260

         In order to be effective, any notice which is delivered via telecopier must be sent on a business day, between the hours of 8:00 a.m. and 5:00 p.m. in the time zone in which the addressee is located.

         14. BINDING ON SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained shall, subject to the provision as to assignment, apply to and bind heirs, successor, executors, administrators, and assigns.

         15. LIABILITY INSURANCE. Tenant agrees to take out and keep in force during the life of the Agreement at Tenant's expense, public liability insurance at not less than $1,000,000.00 for any one person injured of $1,000,000.00 for any one accident, or $500,000.00 for property damage. Said policies of insurance shall name Landlord as additional insured therein, and Tenant shall obtain a written obligation on the part of the insurance carriers to notify Landlord in writing thirty (30) days prior to any cancellation thereof. Tenant shall furnish Landlord a certificate of such insurance.

         16. QUIET ENJOYMENT. Landlord covenants and agrees that upon Tenant's payment of the Monthly Rent and performance of its other obligations hereunder, Tenant shall and may peaceably and quietly have, hold, and enjoy the Premises throughout the Term without any manner of hindrance or molestation from Landlord or any one claiming by, through or under Landlord subject to the Agreement.


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         17. TIME. Time is of the essence of this Agreement.

         18. ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties to this Agreement, and supersedes all prior agreements by the parties, both written and verbal.

         19. ATTORNEY'S FEES. If either party to this Agreement commences an action against the other party arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the losing party the costs and expenses of such action, including attorneys' fees.

         20. AUTHORITY TO EXECUTE AGREEMENT. Each party to this Agreement, and the persons executing this Agreement on behalf of each such party, warrant to the other party that such party is in good standing and duly qualified to do business in the State of California, and that the execution of this Agreement has been duly authorized by such party's Board of Directors, if applicable. In addition, the persons executing this Agreement warrant that they are duly authorized to execute same on behalf of party for whom such persons have executed this Agreement.

         21. KEYS. Landlord shall make available, at Landlord's expense, to Tenant all door keys for the Premises which Landlord has in its possession or under its control. The possession of keys is limited only to employees of Tenant, Salinas Valley Public Warehouse, and Polar Refrigeration.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    "Landlord"

                                    Porter Family Trust,
                                    a California trust

                                    By:  /s/ Shirley Porter
                                       ----------------------------
                                         Shirley Porter

                                    Its:
                                        ---------------------------

                                    "Tenant"
                                    Monterey Pasta Company,
                                    A Delaware corporation

                                    By:  /s/ Stephen L. Brinkman
                                       ----------------------------
                                         Stephen L. Brinkman

                                    Its:  Chief Financial Officer


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